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                                                                   EXHIBIT 10.66



                 SECOND NOTE AND MORTGAGE MODIFICATION AGREEMENT


         THIS AGREEMENT is made and entered into on this 5th day of August, 1997 by and among Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation, of 1150 Elijah McCoy Drive, Detroit, Michigan 48202 ("Borrower") and The Economic Development Corporation of the City of Detroit, a Michigan public body corporate, of 150 West Jefferson Avenue, Suite 1000, Detroit, Michigan 48226 ("Lender").


                              W I T N E S S E T H:

      WHEREAS, on August 10, 1990, Lender made a loan to Borrower in the original principal sum of Nine Million and no/100 ($9,000,000.00) Dollars (the "Original Loan"); and

      WHEREAS, the Original Loan is evidenced and secured in part by the following instruments (collectively, the "Original Loan Documents"):

      A. Section 108 Note dated August 10, 1990, executed by Borrower in favor of Lender in the original principal amount of Nine Million and no/100 ($9,000,000.00) Dollars (the "Note"), as modified by that certain Note and Mortgage Modification Agreement dated as of March 1, 1994 (the "First Note and Mortgage Modification Agreement");

      B. Second Mortgage and Security Agreement dated August 10, 1990, granted by Borrower to Lender and recorded on September 21, 1990 in Liber 24815, at Page 715, Wayne County Register of Deeds, as amended by that certain Amendment to Mortgage and Security Agreement dated April 2, 1993, as amended by the First Note and Mortgage Modification Agreement, and as amended further by that certain Amendment to Second Mortgage and Security Agreement dated as of February 28, 1995 (the "Mortgage);

      C. Guaranty of Dr. C. Arnold Curry and Cara Jean Curry, (collectively, "Guarantors, and individually, a "Guarantor") husband and wife, dated August 10, 1990, as amended and restated on April 2, 1993 (the "Guaranty"); and

      D. UCC-1 Financing Statement recorded at the Michigan Secretary of State's Office on October 10, 1990 at File No. C400998, and a UCC

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                  1-A Financing Statement recorded on September 12, 1990 at
                  Liber 24815, page 703-708, Wayne County Register of Deeds; and

      WHEREAS, the Obligations (as hereinafter defined) under the Original Loan Documents are in default; and

      WHEREAS, Borrower has requested that Lender modify the terms of the Original Loan, and Lender has agreed to do so, subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower do hereby covenant and agree as follows:

      1.  RECITALS ARE TRUE AND CORRECT; DEFINED TERMS.

          A. RECITALS TRUE AND CORRECT. The foregoing recitals are true and correct in all respects.

          B. DEFINED TERMS. In addition to terms defined elsewhere within this Agreement, the following terms shall have the following meanings:

               (i) "Additional Loan Documents" shall mean this Agreement and all documents and instruments executed and delivered by Borrower pursuant to or in connection with this Agreement.

               (ii) "Loan" shall mean the Original Loan, as modified by this Agreement.

               (iii) "Loan Documents" shall mean any and all documents and instruments evidencing or securing the Loan, including the Original Loan Documents and the Additional Loan Documents.

               (iv) "Obligations" shall mean the payment of the Loan and the payment and performance of all other obligations of Borrower to Lender now existing or hereafter arising under the Loan Documents.

               (v) "Property" means the real and personal property encumbered by the Mortgage or the other Loan Documents.

               (vi) "Real Property" means the real property encumbered by the Mortgage.

          C. OTHER TERMS. All other capitalized terms contained in this Agreement and not otherwise defined herein shall have the same meanings, if any, as are ascribed to such terms in the Original Loan Documents.

      2. EXISTING INDEBTEDNESS. As of the date of this Agreement, the unpaid principal balance owing by Borrower to Lender under the Original Loan is Eight Million Eight Hundred Eighty Thousand ($8,880,000.00) Dollars (the "Existing Indebtedness").

      3. TEMPORARY FORBEARANCE. Lender agrees to forbear from the exercise of its remedies under the Loan Documents until August 15, 1997 in order to allow Borrower to close a proposed stock purchase transaction with Sun Pharmaceutical Industries, Ltd. ("Sun"). More specifically, the occurrence of each of the following before the close of business on August 15, 1997

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shall constitute a condition precedent to any further forbearance by Lender as described in Section 4 below:

         A. Borrower and Sun shall have executed and delivered any and all agreements, documents and instruments necessary to consummate the proposed transaction, all of which shall be in form and substance satisfactory to Lender, in the exercise of its reasonable discretion, based upon the criteria set forth in this subsection. Lender shall have the right to review and approve any such agreements, documents and instruments prior to execution solely in order to confirm that (i) they are consistent with previous representations made by Borrower to Lender with respect to the terms and conditions of the transaction,
(ii) they do not adversely affect Lender's security, (iii) they contain a covenant on the part of Sun to provide $7,500,000 over an eighteen (18) month period commencing on or before August 15, 1997, either through subordinate loans or equity, to fund Borrower's operations and submit for United States Food and Drug Administration approval of not less than five (5) new Abbreviated New Drug Applications per year for five (5) consecutive years; and (iv) they authorize Sun to appoint a majority of the Board of Directors of Borrower, the Chairman of the Board of Directors of Borrower, and the Chief Executive Officer of Borrower;

         B. Prior to or contemporaneously with the execution of this Agreement, Borrower shall have paid any and all delinquent real and personal property taxes assessed against the Property in full;

         C. Borrower shall have secured, either in the form of equity or subordinate loans to Borrower, an amount sufficient to fund Borrower's operations through August 15, 1997, and the amount of any subordinate loans which will be refunded in whole or in part from the proceeds of the Sun transaction shall be disclosed in writing to and approved in advance by Lender;

         D. The Reserve Bank of India and the Minister of Finance of the government of India shall have approved the proposed stock purchase transaction between Borrower and Sun and Borrower and Sun shall have complied with any and all conditions or requirements imposed by the Reserve Bank of India or the Minister of Finance with respect to the proposed transaction; and

         E. Borrower shall have reimbursed the EDC in full for its costs incurred in connection with the restructuring of the Original Loan as contemplated by this Agreement, including, but not limited to, filing and recording costs, title insurance premiums, appraisal fees and legal fees; provided, however, that such costs shall be supported by detailed invoices or paid receipts, as appropriate, and provided further, that in no event shall Borrower's liability under this subsection 3(E) exceed the sum of Fifty Thousand and no/100 ($50,000.00) Dollars.

Borrower agrees that in the event that any one or more of the conditions precedent enumerated in subsections 3(A) through 3(E) above shall not have been satisfied before the close of business on August 15, 1997, the same shall constitute an Event of Default under this Agreement and the other Loan Documents, entitling Lender to exercise its remedies hereunder and thereunder.


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         4.       MODIFICATION OF THE ORIGINAL LOAN.

                  A.       MODIFICATION OF THE NOTE.

                           (i) Upon satisfaction of the conditions precedent set
forth in Section 3 above before the close of business on August 15, 1997, the Note shall be deemed automatically modified to provide that the regularly scheduled monthly payments which would otherwise be due and payable during the period from April 1, 1996 through and including January 1, 1999 (the "Deferred Payments"), shall be deferred until February 1, 1999. Interest shall continue to accrue on the Existing Indebtedness during the period from March 1, 1996 through December 31, 1998 (the "Deferral Period"). On February 1, 1999,
Borrower shall resume making the regularly scheduled monthly payments of principal and interest due under the Note, together with additional payments of principal and interest in an amount sufficient to amortize the total amount of
(x) the Deferred Payments, and (y) accrued interest on that portion of the Existing Indebtedness that would have been amortized by the Deferred Payments, commencing on the date when due under the terms of the Original Loan Documents, at the rate set forth in the Note, over a period of 42 consecutive months commencing on February 1, 1999 and ending on July 1, 2002 (the "Additional Payments"). Interest on the Existing Indebtedness will continue to accrue during the Deferral Period, as required under the terms of the Note.

                           (ii) Notwithstanding subsection 4(A)(i) above or
anything contained elsewhere in this Agreement or the other Loan Documents to the contrary, the regularly scheduled payments required to be made under the Note shall resume and the Additional Payments shall commence on the first day of the sixth month succeeding the first quarter in which Borrower's net operating income before federal income taxes plus depreciation (exclusive of capital contributions from Sun and capital expenditures) for such quarter exceeds $500,000; provided, however, that the Additional Payments shall be reduced to the amount necessary to amortize the total of the sums set forth in
(x) and (y) in the immediately preceding subsection over a 42 month period commencing the first day of the sixth month succeeding the first quarter in which Borrower's income exceeds the threshold described in this subsection 4(A)(ii).

                  B. MODIFICATION OF THE MORTGAGE. The second full paragraph on page 3 of the Mortgage is hereby deleted in its entirety, and Borrower and Lender confirm and agree that the Mortgage is and shall be kept a first priority mortgage lien against the Property, and is not now and shall not be hereafter subordinated to the lien of any other mortgage or encumbrance of any kind, except as expressly provided in Section 9 of this Agreement. Borrower acknowledges and agrees that any and all prior agreements on the part of Lender to subordinate the Loan or any security therefor are null and void, except as expressly provided in Section 9 of this Agreement.

                  C.  OTHER MODIFICATIONS TO THE ORIGINAL LOAN DOCUMENTS.

                           (I) FUNDING  OBLIGATIONS  TERMINATED.  Lender shall
have no obligation to make any further advances or disbursements to Borrower on account of the Loan or otherwise.

                           (II) REFERENCES. Any reference made in the Mortgage
or the other Original Loan Documents to the "Note" shall mean the Note as modified

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by this Agreement and any reference in any of the Original Loan Documents to
"Loan Documents" shall mean the Loan Documents as modified by this Agreement.


      5. THIS AGREEMENT IS SUBJECT TO SATISFACTION OF CONDITIONS PRECEDENT. The covenants and agreements of Lender contained in this Agreement, including, but not limited to, Lender's obligation to modify the Loan as provided herein, are contingent upon and subject to each of the following conditions being satisfied as of the time Borrower executes this Agreement, or at such other time as Lender may permit in its sole and absolute discretion:

          A. RECEIPT OF TITLE INSURANCE ENDORSEMENT. Lender's receipt, at the expense of Borrower, of endorsement(s) to the title insurance policy which insures the lien of the Mortgage: (i) showing that no encumbrances affect the Real Property other than encumbrances which are acceptable to Lender, in the exercise of its reasonable discretion, and (ii) insuring, to the satisfaction of Lender, that the Mortgage, as modified by this Agreement, remains a valid first lien on the Real Property, subject only to matters disclosed in the title insurance policy or such other matters as may be acceptable to Lender in the exercise of its reasonable discretion.

          B. DELIVERY OF ADDITIONAL LOAN DOCUMENTS. Borrower having delivered to Lender, in form and substance satisfactory to Lender:

                           (i)  an owners affidavit executed by Borrower;

                           (ii) an opinion of counsel to Borrower, opining as to
such matters in respect of the Loan as Lender may request;

                           (iii) a UCC-1 financing statement and a UCC 1-A
financing statement executed by Borrower, granting to Lender security interests in all assets of Borrower;

                           (iv) a good standing certificate for Borrower;

                           (v) such resolutions, affidavits, certificates and
other documents as Lender may reasonably require to evidence Borrower's capacity, power and authority to execute, deliver and perform its obligations under the Additional Loan Documents; and

                           (v) such other documents, instruments,  certificates
and further assurances as Lender may reasonably require.

          C. UCC SEARCHES. Lender's receipt of UCC searches confirming that no personal property or fixtures of Borrower are subject to security interests other than Lender's security interests or other than as previously disclosed by Borrower to Lender.

      6. RATIFICATION OF SECURITY AND OBLIGATIONS; WAIVER OF CLAIMS AND DEFENSES OF BORROWER.

          A. RATIFICATION OF SECURITY AND OBLIGATIONS OF BORROWER. Borrower hereby covenants, warrants and agrees that: (i) the Mortgage secures and shall continue to secure full repayment of the Loan, as evidenced by the Note; (ii) the Mortgage is and shall remain a continuous and valid first priority lien on the Property until the Loan is repaid in full; (iii) the

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Loan Documents secure and shall continue to secure the repayment of the Loan, as evidenced by the Note and all other Obligations; and (iv) all Obligations and all Loan Documents granted as security for the repayment of the Loan remain and shall continue to remain valid, binding and effective, except as amended by this Agreement, this Agreement being an affirmation and ratification thereof.


          B. WAIVER OF CLAIMS AND DEFENSES. Borrower hereby waives, releases, acquits, satisfies and forever discharges Lender from any and all claims, counterclaims, defenses, actions, causes of action, suits, controversies, agreements, promises and demands whatsoever in law or in equity which Borrower ever had, now has, or which any successor or assign of Borrower can, shall or may have against Lender for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof.

          C. NO DEFENSES. There is no defense or right of offset against any Obligations of Borrower to Lender, including, but not limited to, any obligation under the Note or Mortgage.

      7.  DEFAULT.

          A. EVENTS OF DEFAULT. The Mortgage, Note and all other Loan Documents shall all be in default (in any case, an "Event of Default") (i) if Borrower shall be in default under or fail to perform any agreement, covenant, condition, obligation or undertaking, or breach any warranty or representation, contained in this Agreement, any agreement between Borrower and Sun that materially and adversely affects this Agreement, the Note, or any of the other Additional Loan Documents, (ii) if any of the other Loan Documents shall be in default in accordance with the terms thereof; (iii) if Sun shall be in default under or fail to perform any agreement, covenant, condition, obligation or undertaking, or breach any warranty or representation, contained in any agreement between Borrower and Sun that materially and adversely affects this Agreement; or (iv) if Sun or Borrower shall be in default under or fail to perform any agreement, covenant, condition, obligation or undertaking, or breach any warranty or representation, contained in any agreement with or approval issued by the Reserve Bank of India or the Minister of Finance of the government of India that materially and adversely affects this Agreement.

          B. REMEDIES. Upon the occurrence of any Event of Default, each of the Loan Documents and all Obligations of Borrower shall be in default and, at the option of Lender, all Loan indebtedness, and all other Obligations, shall become immediately due and payable if such Event of Default is not cured within seven
(7) days of the date of written notice from Lender to Borrower of such Event of Default, and the Lender shall thereupon be entitled, authorized and empowered to exercise any and all rights and remedies available under the Loan Documents, at law or in equity, including, but not limited to, its right to foreclose the Mortgage lien and its right to collect the Loan indebtedness under the Note and Guaranty.

      8.  BANKRUPTCY.

          A. EVENT OF BANKRUPTCY DEFINED. When appearing in this Agreement, the term "Event of Bankruptcy" shall mean: (a) if Borrower or any Guarantor shall: (i) file a voluntary petition in bankruptcy for adjudication as bankrupt,
(ii) seek reorganization or an arrangement under any bankruptcy or


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similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction in response to an involuntary petition, (iii) consent to the filing of a petition in bankruptcy or reorganization, (iv) consent to the appointment of a receiver or a trustee or officer performing similar functions with respect to any substantial part of their property, (v) make a general assignment for the benefit of their creditors, (vi) execute a consent to any other type of insolvency proceeding or any informal proceeding for the dissolution or liquidation of or settlement of claims against or winding up of their affairs or the appointment of a receiver or trustee or officer performing similar functions for any of them, or for any of their assets, or (b) the filing against Borrower or any Guarantor of a petition for adjudication as bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or any state thereof or any foreign jurisdiction, or the institution against Borrower or any Guarantor of any other type of insolvency proceeding or any formal or informal proceeding for the dissolution, liquidation, settlement of claims against or winding up of any of their respective affairs, which proceeding is not dismissed within forty-five (45) days of filing.

          (B) CERTAIN REPRESENTATIONS AS TO BANKRUPTCY. Borrower represents that, as of the date hereof, no Event of Bankruptcy has occurred with respect to Borrower and to the best of Borrower's knowledge, no Event of Bankruptcy has occurred with respect to Guarantors.

          (C) RELIEF FROM STAY AND DISMISSAL. If any Event of Bankruptcy shall occur with respect to Borrower, Lender shall be entitled to immediate and complete relief from any automatic stay or moratorium (including, but not limited to, the immediate lifting of such stay "for cause"), arising out of or related to the occurrence of any Event of Bankruptcy with respect to Borrower, and Lender shall be permitted to proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both. Borrower covenants and agrees that it will not oppose, and, upon request by Lender, will consent in writing to the filing of the appropriate petitions or requests for relief required to obtain the relief referred to herein.

      9.  SUBORDINATION.
Upon the expiration of the Deferral Period and the resumption of the regularly scheduled payments under the Note, together with the Additional Payments, at the written request of Borrower, Lender will subordinate its first security interest in Borrower's accounts receivable and inventory for the sole purpose of allowing Borrower to obtain additional working capital from the following types of lenders and upon the terms specified below for each type of lender:

                  A. From any lender who is not an Affiliate (as defined in 11 USCS '101) of Borrower or Sun or an Insider (as defined in 11 USCS '101) with respect to Borrower or Sun or a supplier of goods or services to Borrower or Sun (a "Supplier"), upon such terms as Borrower shall determine in its best business judgment to be commercially reasonable;

                  B. From any lender who is an Affiliate or Insider, provided that the applicable interest rate shall not exceed the Affiliate's or Insider's cost of borrowing plus Three (3%) percent per annum ("Approved Affiliate or Insider Rate");

                  C. From any Supplier, provided that the applicable interest rate shall not exceed the following (as applicable, the "Approved Supplier Rate"):

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                           (i)      for financing  periods less than 46 days,
Twenty Four (24%) percent per annum or the prime rate publicly announced by NBD Bank ("Prime") plus Nine (9%) percent per annum, whichever is greater, provided that the interest charged is commercially reasonable;


                           (ii)     for  financing  periods equal to or greater
than 46 days and less than 91 days, Eighteen (18%) percent per annum or Prime plus Six (6%) percent per annum, whichever is greater, provided that the interest rate charged is commercially reasonable;


                           (iii)    for financing periods equal to or greater
than 91 days and less than 366 days, Twelve (12%) percent per annum or Prime plus Three (3%) percent per annum, whichever is greater, provided that the interest rate charged is commercially reasonable.

                  D. From any lender who is an Affiliate, Insider or Supplier, provided that if the applicable interest rate exceeds the Approved Affiliate or Insider Rate or the Approved Supplier Rate, whichever is applicable, such interest rate shall not be in excess of a commercially reasonable rate approved in advance by Lender.

      10. ORIGINAL LOAN DOCUMENTS REMAIN EFFECTIVE EXCEPT AS MODIFIED HEREBY. This Agreement and the other Additional Loan Documents amend and modify the Original Loan Documents to the extent that any of the Original Loan Documents are directly inconsistent with the Additional Loan Documents. To the extent not directly inconsistent with the Additional Loan Documents, all of the covenants, agreements and other provisions of the Original Loan Documents shall remain unaltered and in full force and effect, and all representations and warranties contained in the Original Loan Documents are hereby ratified and reaffirmed as true, accurate and complete as if made on the date hereof. Nothing herein contained shall in any manner whatsoever impair the Note and Mortgage, as modified hereby, or the first lien created thereby or any other documents executed by Borrower in connection therewith, or alter, waive, vary or affect any promise, agreement, covenant or condition recited in any of the Loan Documents. Except as herein otherwise provided, all terms and provisions of the Note, Mortgage and other instruments and documents executed in connection with the Loan shall remain in full force and effect and shall be binding upon the parties hereto, their successors and assigns.


         11. ADDITIONAL COVENANTS OF BORROWER. Borrower covenants and agrees with Lender as follows:


         A. To maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses; to pay before penalties attach all taxes, assessments, fees and similar charges lawfully assessed upon Borrower and/or the Property, except to the extent being contested in good faith; to preserve its corporate existence in good standing and continue to conduct and operate its business substantially as presently conducted in accordance with all applicable laws and regulations; to pay its indebtedness and obligations when due under normal terms; to maintain proper books of record and account; and to furnish to Lender and allow Lender to review such information and books and records as Lender may reasonably request.

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         B.    To furnish to Lender within 90 days after the close of each fiscal year, audited financial statements as of the close of such year, containing a balance sheet and statements of income, retained earnings and cash flows for such year, prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants.

         C. To furnish to Lender,within 45 days after the close of each quarter of each fiscal year, detailed financial statements as of the close of such fiscal period, containing a balance sheet and statements of income, retained earnings and cash flows for such period and for the portion of its year ending with such period, prepared in accordance with generally accepted accounting principles and containing the written statement of the chief financial officer of Borrower that to the best of his knowledge and belief, the financial statements are accurate and complete and have been prepared in accordance with generally accepted accounting principles and the requirements of the Securities and Exchange Commission.


         D. To forward to Lender by the 20th day of each month a cash flow projection for the current month and the next succeeding two months detailed by major receipts and disbursements.

         E. That during the Deferral Period, Borrower's capital expenditures shall not exceed $2,000,000 in the aggregate without the prior written consent of Lender.

         F.    That Borrower shall not (i) redeem any of its outstanding shares,
               (ii) pay any dividend with respect to any of its outstanding shares during the Deferral Period, (iii) merge or consolidate with any other corporation or other entity, or (iv) pay any bonus or severance in excess of one (1) month's salary (except as previously disclosed in writing to and approved by Lender) to any employee, officer or director of Borrower, without the prior written consent of Lender.

         G. That contemporaneously with the closing of the transaction between Borrower and Sun, Borrower will execute and deliver a Subordination Agreement in form and substance reasonably satisfactory to Lender subordinating any and all prior security interests in the Property to Lender's security interests in the Property. In addition, Borrower agrees to grant to Lender a first security interest in the Products (as defined in the Products Agreement dated April 23, 1997 between Borrower and Sun) and any intellectual property, intangibles, licenses, permits or other personal property necessary or desirable for the sale of the Products, pursuant to the terms and conditions of a security agreement satisfactory to Lender.

         H. That Borrower shall use its best efforts to hire and retain residents of the City of Detroit whose qualifications meet applicable job requirements.

         I. That Borrower shall fulfill all of its obligations under the Stock Purchase Agreement (the "Stock Purchase Agreement") and Products

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


               Agreement (the "Products Agreement") between Borrower and Sun, each dated April 23, 1997.

      11. REPRESENTATIONS. Borrower represents and warrants, that all statements contained herein and in all documentation provided by Borrower to Lender and all other representations or statements made by or on behalf of Borrower to Lender in connection with the concessions described in this Agreement are true and complete and do not state or omit to state any material fact. For purposes of this Section 11, Lender acknowledges that Borrower's submission of financial projections in connection with the negotiation of this Agreement does not constitute a representation or warranty of Borrower that Borrower will achieve the level of income projected. Borrower further represents and warrants that the Stock Purchase Agreement and Products Agreement are in full force and effect and that, as of the date of this Agreement, neither Borrower nor Sun is in default thereunder. Borrower further represents that it is not insolvent and will not be rendered insolvent by entering into this Agreement. Borrower acknowledges that Lender has relied on the foregoing representations and warranties in entering into this Agreement. In the event that Borrower shall have made any misrepresentation in connection with the circumstances giving rise to this Agreement, such misrepresentation shall be deemed to be an Event of Default under the Mortgage, the Note and the other Loan Documents, thereby entitling Lender, subject to paragraph 7(b), to exercise its rights to accelerate the maturity of the indebtedness secured by the Mortgage and any and all other rights available to Lender under the Loan Documents or at law or in equity.

      12. RELEASE. As additional consideration for the modification of the terms of the Note and Mortgage, as provided herein, Borrower does hereby release and forever discharge Lender and the City of Detroit, their agents, servants, employees, directors, officers, attorneys, affiliates, successors and assigns and all persons, firms, corporations, and liabilities, obligations, actions and causes of action whatsoever related to the Loan which Borrower may now have or claim to have against Lender or the City of Detroit as of the date hereof, and whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the Note and Mortgage, as modified hereby, including but not limited to, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to the date of this Agreement. Borrower acknowledges that, as of the date of this Agreement, there are no statements, agreements, waivers, estoppels or representations made by Lender which would constitute a claim, defense, counterclaim or right of offset in any foreclosure action that may hereafter be instituted by Lender under the Mortgage, or in any independent claim or action that may hereafter be brought by Borrower against Lender. This agreement and covenant on the part of Borrower is contractual, and not a mere recital, and the parties acknowledge and agree that no liability whatsoever is admitted on the part of any party, except Borrower's indebtedness to Lender under the Note and Mortgage, as modified hereby, and that all agreements and understandings between Borrower and Lender are expressed and embodied in the Note and Mortgage, as modified hereby. In the event that Lender is involved in litigation concerning the subject matter of this Agreement, Lender shall be entitled to receive from Borrower all of Lender's reasonable and necessary costs for such litigation, including Lender's reasonable attorneys' fees and costs incurred through all trial, appellate and other proceedings.

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


      13. KNOWLEDGE. Borrower acknowledges that (A) it has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with same, that the terms and provisions contained herein are clearly understood by Borrower and have been fully and unconditionally consented to by Borrower, (B) it has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Agreement, (C) it has freely, voluntarily, with full knowledge, and without duress, executed this Agreement, (D) in executing this Agreement, it is not relying on any other representations, either written or oral, express or implied, made to it by Lender, and (E) that the consideration received by it hereunder has been actual and adequate.

      14. WAIVER OF JURY TRIAL. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BETWEEN THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO ANY AND ALL CAUSE OR CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS, REGARDLESS OF THE CAUSE OR CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY SUCH PARTY, AND REGARDLESS OF WHETHER SUCH LITIGATION IS BASED ON, ARISES OUT OF, UNDER OR IN CONNECTION WITH THE LOAN OR THIS AGREEMENT, THE NOTE, GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR OUT OF ANY ALLEGED CONDUCT OR COURSE OF CONDUCT, DEALING OR COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO, OR OTHERWISE.

      15. CONSTRUCTION. This Agreement shall not be construed more strictly against Lender merely by virtue of the fact that the same has been prepared by Lender or its counsel, it being recognized that Borrower has also, through its counsel, contributed substantially and materially to the preparation of this Agreement.

      16. ENTIRE AGREEMENT. Borrower acknowledges that there are no other agreements or representations, either oral or written, express or implied, not embodied in this Agreement and the Loan Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the parties.

      17. TIME IS OF THE ESSENCE. Time is of the essence as to all Obligations of Borrower under the Loan Documents.

      18. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be and constitute an original and one and the same document.

      21. MODIFICATION MUST BE IN WRITING. This Agreement may not be changed or terminated, except in a writing signed by Lender and Borrower.

      20. CAPTIONS. All captions or headings contained in this Agreement are provided for convenience and ease of reference only, and are in no way intended to, nor shall they, form a part of or limit, restrict or define the scope or content of this Agreement.

      21. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Michigan.

      22. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date first written above.


WITNESSES:                                      LENDER:


______________________________                  THE ECONOMIC DEVELOPMENT
                                                CORPORATION OF THE CITY
                                                OF DETROIT, a Michigan
                                                public body corporate
______________________________


                                                By:___________________________


                                                Its: _________________________


                                                By:___________________________


                                                Its: _________________________


WITNESSES:                                      BORROWER:


______________________________                  CARACO PHARMACEUTICAL
                                                LABORATORIES, LTD., a
                                                Michigan corporation

______________________________


                                                By:___________________________


                                                Its: _________________________


                                                By:___________________________


                                                Its: _________________________

         Sun Pharmaceutical Industries, Ltd. joins in the execution of this Agreement for the sole purpose of acknowledging its agreement and consent to Borrower's grant of a first security interest in all assets of Borrower, including the Products, to Lender upon the terms and conditions set forth in this Agreement.

                                                SUN PHARMACEUTICAL INDUSTRIES,
                                                LTD.


                                                By: __________________________


                                                Its: _________________________

STATE OF MICHIGAN)
                             ) SS.
COUNTY OF WAYNE  )


         On this ___ day of August, 1997, before me personally appeared ________________________, and ___________________ the ________________ and
____________________ of The Economic Development Corporation of the City of Detroit, a Michigan public body corporate, who, being duly sworn, stated that they have read the foregoing Second Note and Mortgage Modification Agreement and have signed same on behalf of said corporation.


                                          ---------------------------
                                                      , Notary Public
                                          Wayne County, Michigan
                                          My Commission Expires:

STATE OF MICHIGAN)
                             ) SS.
COUNTY OF WAYNE  )


         On this ___ day of August, 1997, before me personally appeared ________________________, President of Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation, who, being duly sworn, stated that he/she has read the foregoing Second Note and Mortgage Modification Agreement and has signed same on behalf of said corporation.

                                          ---------------------------
                                                      , Notary Public
                                          Wayne County, Michigan
                                          My Commission Expires:

STATE OF MICHIGAN)
                 ) SS.
COUNTY OF WAYNE  )



         On this ___ day of August, 1997, before me personally appeared ________________________, _______________ of Sun Pharmaceutical Industries,
Ltd., a corporation organized under the laws of India, who, being duly sworn, stated that he/she has read the foregoing Second Note and Mortgage Modification Agreement and has signed same on behalf of said corporation.


                                         ---------------------------
                                                     , Notary Public
                                         Wayne County, Michigan
                                         My Commission Expires:




DRAFTED BY AND WHEN RECORDED
RETURN TO:

Blair A. Person, Esquire
Lewis, Clay & Munday, P.C.
1300 First National Building
Detroit, Michigan  48226

                                    EXHIBIT A

                            SUBORDINATED INDEBTEDNESS